Exhibit 99.1

165 W. Liberty Street Ste. 220 Reno, NV 89501 t 775.393.9113

LGL Systems Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commenced on March 13, 2020

Reno, Nevada, March 24, 2020 (GLOBE NEWSWIRE) -- LGL Systems Acquisition Corp. (NYSE: DFNS.U) (the “Company”) announced today that, as indicated in its Form 8-K filing on March 2, 2020, holders of the Company’s units (the “Units”) can now elect to separately trade the shares of Class A common stock (the “Common Stock”) and warrants (the “Warrants”) included in the Units.

The Common Stock and Warrants that are separated trade on the New York Stock Exchange (“NYSE”) under the symbols “DFNS” and “DFNS WS”, respectively. Units that are not separated will continue to trade on the NYSE under the “DFNS.U” ticker symbol. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Common Stock and Warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LGL Systems Acquisition Corp.

LGL Systems Acquisition Corp.’s (“LGL”) long term mission is to acquire a business that will serve as a platform to build a fully integrated provider of defense products and services defending the interests of the United States. LGL believes there is a significant growth opportunity in the United States defense landscape due to the continued emphasis on modernization as the United States and its Western European allied nations have underinvested in their respective militaries as the perceived threat diminished after the end of the Cold War.  C4ISR data processing, analytics, security and dissemination with a broad range of applications across the aerospace, defense and communication end markets will be a focus, and will seek to effectively employ our management team’s industry skills and experience as well as their extensive personal network to add substantial value. LGL is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the aerospace, defense and communications industries with enterprise valuations in the range of $350 million to $1 billion.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering, the anticipated use of the proceeds thereof and the search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

investors@dfns.ai

Marc Gabelli
Chief Executive Officer
(775) 393-9113